Exhibit 23(a)

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1998, which appears on page 38 of the 1997 Annual Report to Shareholders of Bush Boake Allen Inc., which is incorporated by reference in Bush Boake Allen Inc.'s Annual Report on Form 10-K for the year ended December 25, 1997.



PRICE WATERHOUSE LLP


Morristown, New Jersey
May 11, 1998